STATE OF NEW JERSEY

DEPARTMENT OF HUMAN SERVICES

DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

AND

UNIVERSITY HEALTH PLANS, INC.

AGREEMENT TO PROVIDE HMO SERVICES

In accordance with Article 7, section 7.11.2A and 7.11.2B of the contract between University Health Plans, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date October 1, 2000, all parties agree that the contract shall be amended, effective June 1, 2004, as follows:

1.	Article 4, “Provision of Health Care Services” Sections 4.1.7(A)12 (new) and 4.1.7(C)38 shall be amended as reflected in Article 4, Sections 4.1.7(A)12 and 4.1.7(C)38 attached hereto and incorporated herein.

3.	Article 5, “Enrollee Services” Section 5.8.2(M) shall be amended as reflected in Article 5, Section 5.8.2(M) attached hereto and incorporated herein.

All other terms and conditions of the October 1, 2000 contract and subsequent amendments remain unchanged except as noted above.

The contracting parties indicate their agreement by their signatures.

University Health Plans, Inc.		State of New Jersey Department of Human Services

BY:	/s/ ALEXANDER H. MCLEAN	BY:	/s/ DOUGHLAS MCGRUTHER for
Ann Clemency kohler
TITLE:	President & CEO	TITLE:	Director, DMAHS
DATE:	5/6/04	DATE:	5/27/04

APPROVED AS TO FORM ONLY

Attorney General

State of New Jersey

BY:	/s/ DIANNA ROSENHEIM
Deputy Attorney General
DATE:	5/25/04

Improvement Act (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those providers with certificates of waiver shall provide only the types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory services.

7.	Radiology Services – Diagnostic and therapeutic

8.	Prescription drugs, excluding over-the-counter drugs Exception: See Article 8 regarding Protease Inhibitors and other antiretrovirals.

9.	Transportation Services – Limited to ambulance for medical emergency only.

10.	Diabetic supplies and equipment

11.	DME – limited benefit, only covered when medically necessary part of inpatient hospital discharge plan – (see Appendix, Section B.4.1 for list of covered items)

12.	Family Planning Services, including medical history and physical examinations (including pelvic and breast), diagnostic and laboratory tests, drugs and biologicals, medical supplies and devices, counseling, continuing medical supervision, continuity of care and genetic counseling.

Services provided primarily for the diagnosis and treatment of infertility, including sterilization reversals, and related office (medical and clinic) visits, drugs, laboratory services, radiological and diagnostic services and surgical procedures are not covered by the NJ FamilyCare program. Obtaining family planning services from providers outside the contractor’s provider network is not available in NJ FamilyCare Plan H enrollees.

B.	Services Available To NJ FamilyCare Plan H Under Fee-For-Service. The following services are available to NJ FamilyCare Plan H enrollees under fee-for-service:

1.	Outpatient mental health services, limited to 60 days per calendar year.

2.	Abortion services

C.	Exclusions. The following services not covered for NJ FamilyCare Plan H participants either by the contractor or the Department include, but are not limited to:

35.	Inpatient and outpatient services for substance abuse

Amended as of November 1, 2003	IV-16

36.	Partial hospitalization

37.	Skilled nursing facility services

38.	Hospice Services

39.	Optometrist Services

40.	Optical Appliances

41.	Organ Transplant Services

42.	Podiatrist Services

43.	Prosthetic Appliances

44.	Outpatient Rehabilitation Services

45.	Maternity and related newborn care

4.1.8	SUPPLEMENTAL BENEFITS

Any service, activity or product not covered under the State Plan may be provided by the contractor only through written approval by the Department and the cost of which shall be borne solely by the contractor.

4.1.9	CONTRACTOR AND DMAHS SERVICE EXCLUSIONS

Neither the contractor nor DMAHS shall be responsible for the following:

A.	All services not medically necessary, provided, approved or arranged by a contractor’s physician or other provider (within his/her scope of practice) except emergency services.

B.	Cosmetic surgery except when medically necessary and approved.

C.	Experimental organ transplants.

D.	Services provided primarily for the diagnosis and treatment of infertility, including sterilization reversals, and related office (medical or clinic), drugs, laboratory services, radiological and diagnostic services and surgical-procedures.

E.	Respite Care

F.	Rest cures, personal comfort and convenience items, services and supplies not directly related to the care of the patient, including but not limited to, guest meals and accommodations, telephone charges, travel expenses other than those services not in Article 4.1 of this contract, take home supplies and similar cost. Costs incurred by an accompanying parent(s) for an out-of-state medical intervention are covered under EPSDT by the contractor.

Amended as of June 1, 2004	IV-18

H.	An explanation of the process for accessing emergency services and services which require or do not require referrals;

I.	A definition of the terms “emergency medical condition” and “post stabilization care services” and an explanation of the procedure for obtaining emergency services, including the need to contact the PCP for urgent care situations and prior to accessing such services in the emergency room;

J.	An explanation of the importance of contacting the PCP immediately for an appointment and appointment procedures;

K.	An explanation of where and how twenty-four (24) hour per day, seven (7) day per week, emergency services are available, including out-of-area coverage, and procedures for emergency and urgent health care service, including the fact that the enrollee has a right to use any hospital or other setting for emergency care;

L.	A list of the Medicaid and/or NJ FamilyCare services not covered by the contractor and art explanation of how to receive services not covered by this contract including the fact that such services may be obtained through the provider of their choice according to regular Medicaid program regulations. The contractor may also assist an enrollee or, where applicable, an authorized person, in locating a referral provider;

M.	A notification of the enrollee’s right to obtain family planning services from the contractor or from any appropriate’ Medicaid participating family planning provider (42 C.F.R. § 431,51(b)); as well as an explanation that enrollees covered under NJ FamilyCare Plan D (except PSC 380) and Plan H may only obtain family planning services through the contractor’s provider network, and that family planning services outside the contractor’s provider network are not covered services.

N.	A description, of the process for referral to specialty and ancillary care providers and second opinions;

O.	An explanation of the reasons for which an enrollee may request a change of PCP, the process of effectuating that change, and the circumstances under which such a request may be denied;

P.	The reasons and process by which a provider may request an enrollee to change to a different PCP;

Q.	An explanation of an enrollee’s rights to disenroll or transfer at any time for cause; disenroll or transfer in the first 90 days after the latter of the date the individual enrolled or the date they receive notice of enrollment and at least every twelve (12) months thereafter without cause and that the lock-in period does not apply to ABD, DDD or DYFS individuals;

Amended as of June 1, 2004	V - 14

STATE OF NEW JERSEY

DEPARTMENT OF HUMAN SERVICES

DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

AND

UNIVERSITY HEALTH PLANS, INC.

AGREEMENT TO PROVIDE HMO SERVICES

In accordance with Article 7, section 7.11.2A and 7.11.2B of the contract between University Health Plans, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date October 1, 2000, all parties agree that the contract shall be amended, effective July 1, 2004, as follows:

1.	Article 1, “Definitions”, the definition of Complaint shall be amended as reflected in the relevant page of Article 1 attached hereto and incorporated herein.

2.	Article 4, “Provision of Health Care Services” Sections 4.1.1.Q (new); 4.1.2(A)24; 4.1.4(A); 4.1.4(B); 4.1.5(A); 4.2.1(E); 4.2.6(B)7(d)ii; 4.2.6(B)7(f)ii.1; 4.4(B)1; 4.6.1 (C)5; 4.6.2(P); 4.6.2(Q)1; 4.8.3(B) (new); 4.8.5; 4.8.8(H)7; 4.8.8(1); 4.8.8(M)3(c); 4.8.8(M)30); 4.8.8(M)3(n); 4.8.8(M)3(q); 4.8.8(M)3(s) and 4.9.2 shall be amended as reflected in Article 4, Sections 4.1.1.Q, 4.1.2(A)24, 4.1.4(A), 4.1.4(B), 4.1.5(A), 4.2.1(E), 4.2.6(B)7(d)ii, 4.2.6(B)7(f)ii.1, 4.4(B)1, 4.6.1(C)5, 4.6.2(P), 4.6.2(Q)1, 4.8.3(B), 4.8.5, 4.8.8(H)7, 4.8.8(1), 4.8.8(M)3(c), 4.8.B(M)30), 4.8.8(M)3(n), 4.8.8(M)3(q), 4.8.8(M)3(s) and 4.9.2 attached hereto and incorporated herein.

3.	Article 5, “Enrollee Services” Sections 5.5(G); 5.8.2(S) and 5.15.1(A) shall be amended as reflected in Article 5, Sections 5.5(G), 5.8.2(S) and 5.15.1 (A) attached hereto and incorporated herein.

4.	Article 6, “Provider Information” Section 6.2(D) shall be amended as reflected in Article 6, Section 6.2(D) attached hereto and incorporated herein.

5.	Article 7, “Terms and Conditions” Sections 7,16J(A)1; 7.16.7(B)1; 7.20.2(C); 7.26(F) and 7.26(L) (new) shall be amended as reflected in Article 7, Sections 7.16.7(A)1, 7.16.7(B)1, 7.20.2(C), 7.26(F) and 7.26(L) attached hereto and incorporated herein.

6.	Article 8, “Financial Provisions” Sections 8.5.4; 8.8(0) and 8.10(B) shall be amended as reflected in Article 8, Sections 8.5.4, 8.8(0) and 8.10(B) attached hereto and incorporated herein.

7.	Appendix, Section A, “Reports”

•	A.4.1 – Provider Network File: Attachment E (revised);

•	A.4.2 – Organ Transplant Procedure (new);

•	A.4.4 – Certification Of Provider Network Report;

•	A.7.1 – Certifications: 1) Certification of Enrollment Information Relating to Payment Under The Medicaid/NJ FamilyCare Programs; 2) Certification of Encounter Information Relating to Payment Under the Medicaid/NJ FamilyCare Programs; 3) Certification of Any Information Required By the State and Contained in Contracts Proposals and Related Documents Relating to Payments Under the Medicaid/NJ FamilyCare Programs;

•	A.7.8 – Table 6D: Revenue and Expenses, Summary of MCSA Groups on Claims Paid During Current Quarter (new);

•	A.7.8 – Table 6E: Revenue and Expenses, Summary of MCSA Groups on Claims Paid Year to Date (new);

•	A.7.20 – Table 18B: Federally Qualified Health Center Encounters (new);

•	A.7.21 – Table 19: Income Statements By Rate Cell Grouping, Table 19A thru V;

•	A.7.22 – Table 20: Lag Reports;

•	A.7.24 – Table 22: Plan H Invoice Form

shall be amended as reflected in Appendix, Section A, A.4.1, A.4.2, A.4.4, A.7.1, A.7.8, A.7.20, A.7.21, A.7.22 and A.7.24 attached hereto and incorporated herein.

8.	Appendix, Section B, “Reference Materials”

•	B.5.2 – Cost-Sharing Requirements for NJ FamilyCare Plan C, Plan D and Plan H Beneficiaries;

•	B.7.3 – Financial Guide for Reporting Medicaid/NJ FamilyCare Rate Cell Grouping Costs; and

•	B.7.5 – EPSDT Codes;

shall be amended as reflected in Appendix, Section B, B.5.2, B.7.3, and B.7.5 attached hereto and incorporated herein.

9.	Appendix, Section C, “Capitation Rates,” shall be revised as reflected in SFY 2005 Capitation Rates attached hereto and incorporated herein

All other terms and conditions of the October 1, 2000 contract and subsequent amendments remain unchanged except as noted above.

The contracting parties indicate their agreement by their signatures.

	University	State of New Jersey
	Health Plans, Inc.	Department of Human Services

BY:	/s/ ALEXANDER H. MCLEAN	BY:	/s/ ANN CLEMENCY KOHLER
Ann Clemency Kohler

TITLE:	President & CEO	TITLE:	Director, DMAHS
DATE:	3/24/04	DATE:	4/13/04

APPROVED AS TO FORM ONLY

Attorney General

State of New Jersey

BY:	/s/ DIANNA ROSENHEIM
Deputy Attorney General

DATE:	4/2/04

with the contractor. Marketing by an employee of the contractor is considered direct; marketing by an agent is considered indirect.

Commissioner–the Commissioner of the New Jersey Department of Human Services or a duly authorized representative.

Complaint–a protest by an enrollee as to the conduct by the contractor or any agent of the contractor, or an act or failure to act by the contractor or any agent of the contractor, or any other matter in which an enrollee feels aggrieved by the contractor, that is communicated to the contractor and that could be resolved by the contractor within five (5) business days, except for urgent situations, and as required by the exigencies of the situation.

Complaint Resolution—completed actions taken to fully settle a complaint to the DMAHS’ satisfaction.

Comprehensive Risk Contract–a risk contract that covers comprehensive services, that is, inpatient hospital services and any of the following services, or any three or more of the following services:

1.	Outpatient hospital services.

2.	Rural health clinic services.

3.	FQHC services.

4.	Other laboratory and X-ray services.

5.	Nursing facility (NF) services.

6.	Early and periodic screening, diagnosis and treatment (EPSDT) services.

7.	Family planning services.

8.	Physician services.

9.	Home health services.

Condition–a disease, illness, injury, disorder, or biological or psychological condition or status for which treatment is indicated.

Contested Claim–a claim that is denied because the claim is an ineligible claim, the claim submission is incomplete, the coding or other required information to be submitted is incorrect, the amount claimed is in dispute, or the claim requires special treatment.

Continuity of Care–the plan of care for a particular enrollee that should assure progress without unreasonable interruption.

Contract–the written agreement between the State and the contractor, and comprises the contract, any addenda, appendices, attachments, or amendments thereto.

Contracting Officer–the individual empowered to act and respond for the State throughout the life of any contract entered into with the State.

Contractor–the Health Maintenance Organization with a valid Certificate of Authority in New Jersey that contracts hereunder with the State for the provision of comprehensive

Amended as of July 1, 2004	I-5

N.	Protection of Enrollee – Provider Communications. Health care professionals may not be prohibited from advising their patients about their health status or medical care or treatment, regardless of whether this care is covered as a benefit under the contract.

O.	Medical or Dental Procedures. For procedures that may be considered either medical or dental such as surgical procedures for fractured jaw or removal of cysts, the contractor shall establish written policies and procedures clearly and definitively delineated for all providers and administrative staff, indicating that either a physician specialist or oral surgeon may perform the procedure and when, where, and how authorization, if needed, shall be promptly obtained.

P.	Out-of-Network Services. If the contractor is unable to provide in-network necessary services, covered under the contract to a particular enrollee, the contractor must adequately and timely cover those services out-of-network for the enrollee, for as long as the contractor is unable to provide them in-network.

Q.	Termination of Benefits. For benefits terminated at the direction of the State, the contractor shall be responsible for previously authorized services for a period of sixty (60) days after the effective date of termination.

4.1.2	BENEFIT PACKAGE

A.	The following categories of services shall be provided by the contractor for all Medicaid and NJ FamilyCare Plans A, B, and C enrollees, except where indicated. See Section B.4.1 of the Appendices for complete definitions of the covered services.

1.	Primary and Specialty Care by physicians and, within the scope of practice and in accordance with State certification/licensure requirements, standards and practices, by Certified Nurse Midwives, Certified Nurse Practitioners, Clinical Nurse Specialists, and Physician Assistants

2.	Preventive Health Care and Counseling and Health Promotion

3.	Early and Periodic Screening, Diagnosis, and Treatment (EPSDT) Program Services

For NJ FamilyCare Plans B and C participants, coverage includes early and periodic screening and diagnosis medical examinations, dental, vision, hearing, and lead screening services. It includes only those treatment services identified through the examination that are available under the contractor’s benefit package or specified services under the FFS program.

4.	Emergency Medical Care

Amended as of July 1, 2004	IV-4

21.	Medical Supplies

22.	Prosthetics and Orthotics including certified shoe provider.

23.	Dental Services

24.	Organ Transplants – includes donor and recipient costs. Exception: The contractor will not be responsible for transplant-related donor and recipient inpatient hospital costs for an individual placed on a transplant list while in the Medicaid FFS program prior to initial enrollment into the contractor’s plan.

25.	Transportation Services for any contractor-covered service or non- contractor covered service including ambulance, mobile intensive care units (MICUs) and invalid coach (including lift equipped vehicles)

26.	Post-acute Care

27.	Mental Health/Substance Abuse Services for enrollees who are clients of the Division of Developmental Disabilities

B.	Conditions Altering Mental Status. Those diagnoses which are categorized as altering the mental status of an individual but are of organic origin shall be part of the contractor’s medical, financial and care management responsibilities for all categories of enrollees. These include the diagnoses in the following ICD-9-CM Series:

1.	290.0	Senile dementia, simple type
2.	290.1	Presenile dementia
3.	290.10	Presenile dementia, uncomplicated
4.	290.11	Presenile dementia with delerium
5.	290.12	Presenile dementia with delusional features
6.	290.13	Presenile dementia with depressive features
7.	290.2	Senile dementia with delusional or depressive features
8.	290.20	Senile dementia with delusional features
9.	290.21	Senile dementia with depressive features
10.	290.3	Senile dementia with delerium
11.	290.4	Arteriosclerotic dementia
12.	290.40	Arteriosclerotic dementia, uncomplicated
13.	290.41	Arteriosclerotic dementia with delirium
14.	290.42	Arteriosclerotic dementia with delusional features
15.	290.43	Arteriosclerotic dementia with depressive features
16.	290.8	Other specific senile psychotic conditions
17.	290.9	Unspecified senile psychotic condition
18.	291.1	Alcohol amnestic syndrome

Amended as of July 1, 2004	IV-6

02721	02952	05120
02722	02954	05211
02750	03310	05211-52
02751	03320	05212
02752	03330	05212-52
02790	03410-22	05213
02791	03411	05214

2.	Procedure Codes to be paid by Medicaid FFS up to 120 days from date of last preliminary extractions after patient enrolls in New Jersey Care 2000+ (applies to tooth codes 5-12 and 21-28 only);

05130
05130-22
05140
05140-22

3.	Extraction Procedure Codes to be paid by Medicaid FFS up to 120 days from last date of preliminary extractions after first time New Jersey Care 2000+ enrollment in conjunction with the following codes (05130, 05130- 22, 05140, 05140-22):

07110
07130
07210

4.1.4	MEDICAID COVERED SERVICES NOT PROVIDED BY CONTRACTOR

A.	Mental Health/Substance Abuse. The following mental health/substance abuse services (except for the conditions listed in 4.1.2.B) will be managed by the State or its agent for non-DDD enrollees, including all NJ FamilyCare enrollees. (The contractor will retain responsibility for furnishing menial health/substance abuse services, excluding the cost of the drugs listed below, to Medicaid enrollees who are clients of the Division of Developmental Disabilities).

•	Substance Abuse Services—diagnosis, treatment, and detoxification

•	Costs for Methadone maintenance and its administration

•	Mental Health Services

B.	Drugs. The following drugs will be paid fee-for-service by the Medicaid program for all DMAHS enrollees:

•	Atypical antipsychotic drugs within the Specific Therapeutic Drug Classes H7T and H7X

Amended as of July 1, 2004	IV-9

•	Methadone maintenance – cost and its administration. Except as provided in Article 4.4, the contractor will remain responsible for the medical care of enrollees requiring substance abuse treatment

•	Generically-equivalent drug products of the drugs listed in this section.

C.	Up to twelve (12) inpatient hospital days required for social necessity in accordance with Medicaid regulations.

D.	DDD/CCW waiver services: individual supports (which includes personal care and training), habilitation, case management, respite, and Personal Emergency Response Systems (PERS).

4.1.5	INSTITUTIONAL FEE-FOR-SERVICE BENEFITS – NO COORDINATION BY THE CONTRACTOR

The following institutional services shall remain in the fee-for-service program without requiring coordination by the contractor. In addition, Medicaid beneficiaries participating in a waiver (except the Division of Developmental Disabilities Community Care Waiver) or demonstration program or admitted for long term care treatment in one of the following shall be disenrolled from the contractor’s plan on the date of admission to institutionalized care.

A.	Nursing Facility care (Exception: if the admission is only for inpatient rehabilitation/postacute care services and is 30 days or less, the enrollee will not be disenrolled. The contractor remains financially responsible for rehabilitation/postacute services in this setting for 30 days. Thereafter, if the enrollee continues to receive rehabilitation/postacute services in this setting, the enrollee will be disenrolled. The contractor will no longer be financially responsible.) Not covered for NJ FamilyCare Plans B and C.

B.	Inpatient psychiatric services (except for RTCs) for individuals under age 21 and 65 and over – Services that are provided:

1.	Under the direction of a physician;

2.	In a facility or program accredited by the Joint Commission on Accreditation of Health Care Organizations; and

3.	Meet the federal and State requirements.

C.	Intermediate Care Facility/Mental Retardation Services – Items and services furnished in an intermediate care facility for the mentally retarded. Covered for NJ FamilyCare Plan A only.

D.	Waiver (except Division of Developmental Disabilities Community Care Waiver) and demonstration program services. Covered for NJ FamilyCare Plan A only.

Amended as of July 1, 2004	IV-10

C.	Access Standards. The contractor shall ensure that all covered services, that are required on an emergency basis are available to all its enrollees, twenty-four (24) hours per day, seven (7) days per week, either in the contractor’s own provider network or through arrangements approved by DMAHS. The contractor shall maintain twenty-four (24) hours per day, seven (7) days per week on-call telephone coverage, including Telecommunication Device for the Deaf (TDD)/Tech Telephone (TT) systems, to advise enrollees of procedures for emergency and urgent care and explain procedures for obtaining non-emergent/non-urgent care during regular business hours within the enrollment area as well as outside the enrollment area.

D.	Non-Participating Providers.

1.	The contractor shall be responsible for developing and advising its enrollees and where applicable, authorized persons of procedures for obtaining emergency services, including emergency dental services, when it is not medically feasible for enrollees to receive emergency services from or through a participating provider, or when the time required to reach the participating provider would mean risk of permanent damage to the enrollee’s health. The contractor shall bear the cost of providing emergency service through non-participating providers.

2.	Non-contracted hospitals providing emergency services to Medicaid or NJ FamilyCare members enrolled in the managed care program shall accept, as payment in full, the amounts that the non-contracted hospitals would receive from Medicaid for the emergency services and/or any related hospitalization as if the beneficiary were enrolled in fee-for-service Medicaid.

E.	Emergency Care Prior Authorization. Prior authorization shall not be required for emergency services through stabilization. This applies to out-of-network as well as to in-network providers.

F.	Medical Screenings/Urgent Care. Prior authorization shall not be required for medical screenings or for providing services in urgent care situations at the hospital emergency room. The hospital emergency room physician may determine the necessity for contacting the PCP or the contractor for information about an enrollee who presents with an urgent condition.

G.	The contractor shall pay for all medical screening services rendered to its enrollees by hospitals and emergency room physicians regardless of the admitting symptoms or discharge diagnosis. The amount and method of reimbursement for medical screenings shall be subject to negotiation between the contractor and the hospital and directly with non-hospital salaried emergency room physicians and shall include reimbursement for urgent care and non-urgent care rates. Non- participating hospitals may be reimbursed for hospital costs at Medicaid rates or other mutually agreeable rates for medical screening services. Additional fees for

Amended as of July 1, 2004	IV-21

i.	The contractor shall provide to DMAHS documentation as to the efforts made to educate providers with low screening rates.

ii.	The contractor shall implement plans for corrective action with those identified PCPs that describe interventions to be taken to identity and correct deficiencies and impediments to the screening and how the effectiveness of its interventions will be measured.

e.	On a quarterly basis, the contractor shall submit to DMAHS a report of all lead-burdened children who are receiving treatment and case management services.

f.	Lead Case Management Program. The contractor shall establish a Lead Case Management Program (LCMP) and have written policies and procedures for the enrollment of children with blood lead levels > 10 µg/dl and members of the same household who are between six months and six years of age, into the contractor’s LCMP.

i.	Lead Case Management shall consist of, at a minimum:

1)	Follow-up of a child in need of lead screening, or who has been identified with an elevated blood lead level > 10 µg/dl. At minimum, follow-up shall include:

A)	For a child with an elevated blood lead level > 10 µg/dl, the Plan’s LCM shall ascertain if the blood lead level has been confirmed by a venous blood determination. In the absence of confirmatory test results, the LCM will arrange for a test.

B)	For a child with a confirmed blood (venous) lead level of > 10 µg/dl, the contractor’s LCM shall notify and provide to the local health department the child’s name, primary health care provider’s name, the confirmed blood lead level, and any other pertinent information.

2)	Education of the family about all aspects of lead hazard and toxicity. Materials shall explain the sources of lead exposure, the consequences of

Amended as of July 1, 2004	IV-35

elevated blood levels, preventive measures, including housekeeping, hygiene, and appropriate nutrition. The reasons why it is necessary to follow a prescribed medical regimen shall also be explained.

3)	Communication among all interested parties.

4)	Development of a written case management plan with the PCP and the child’s family and other interested parties. The case management plan shall be reviewed and updated on an ongoing basis.

5)	Coordination of the various aspects of the affected child’s care, e.g., WIC. support groups, and community resources, and

6)	Aggressively pursuing non-compliance with follow-up tests and appointments, and document these activities in the LCMP.

ii.	Active case management may be discontinued if one of the following criteria has been met:

1)	The child has one confirmed blood lead levels < 10 µg/dl drawn and all other children under the age of six years living in the household who have been tested and their blood levels are < 10 µg/dl, and the sources of lead have been identified and reduced, or

2)	The family has been permanently relocated to a lead-safe house, or

3)	The parent/guardian has given a written refusal of service, or

4)	The LCM is unable to locate the child after a minimum of three documented attempts, using the assistance of County Board of Social Services, and the LHD. The child’s PCP will be notified in writing.

Amended as of July 1, 2004	IV-36

4.2.7	IMMUNIZATIONS

with the administration of Methadone, which will remain FFS). neurological evaluations, laboratory testing and radiologic examinations, and any other diagnostic procedures that are necessary to make the diagnostic determination between a primary MH/SA disorder and an underlying physical disorder, as well as for medical work-ups required for medical clearances prior to the provision of psychiatric medication or electroconvulsive therapy (ECT), or for transfer to a psychiatric/SA facility. Routine laboratory procedures ordered by treating MH/SA providers in conjunction with MH/SA treatment, for routine blood testing performed in conjunction with the administration of atypical antipsychotics (see Article 4.1.4B for non-DDD enrollees, are not the responsibility of the contractor.

2.	The contractor shall develop a referral process to be used by its providers which shall include providing a copy of the medical consultation and diagnostic results to the MH/SA provider. The contractor shall develop procedures to allow for notification of an enrollee’s MH/SA provider of the findings of his/her physical examination and laboratory/radiological tests within twenty-four (24) hours of receipt for urgent cases and within five business days in non-urgent cases. This notification shall be made by phone with follow-up in writing when feasible.

C.	Pharmacy Services. Except for the drugs specified in Article 4.1.4 (Clozapine, Risperidone, Olanzapine, etc.), all pharmacy services are covered by the contractor. This includes drugs prescribed by the contractor or MH/SA providers. The contractor shall only restrict or require a prior authorization for prescriptions or pharmacy services prescribed by MH/SA providers if one of the following exceptions is demonstrated:

1.	The drug prescribed is not related to the treatment of substance abuse/dependency/addiction or mental illness or to any side effects of the psychopharmacological agents. These drugs are to be prescribed by the contractor’s PCP or specialists in the contractor’s network.

2.	The prescribed drug does not conform to standard rules of the contractor’s pharmacy plan.

3.	The contractor, at its option, may require a prior authorization (PA) process if the number of prescriptions written by the MH/SA provider for MH/SA-related conditions exceed four (4) per month per enrollee. For drugs that require weekly prescriptions, these prescriptions shall be counted as one per month and not as four separate prescriptions. The contractor’s PA process for the purposes of this section shall require review and prior approval by DMAHS.

Amended as of July 1, 2004	IV-45

g.	Serving as Chairperson of Quality Management Committee; [Note: the medical director may designate another physician to serve as chairperson with prior approval from DMAHS.]

h.	Oversight of provider education, in-service training and orientation;

i.	Assuring that adequate staff and resources are available for the provision of proper medical care to enrollees; and

j.	The review and approval of studies and responses to DMAHS concerning QM matters.

3.	Enrollee Rights and Responsibilities. Shall include the right to the Medicaid Fair Hearing Process for Medicaid enrollees.

4.	Medical Record standards shall address both Medical and Dental records. Records shall also contain notation of any cultural/linguistic needs of the enrollee.

5.	Provider Credentialing. Before any provider may become part of the contractor’s network, that provider shall be credentialed by the contractor. The contractor must comply with N.J.A.C. 8:38C-1 et seq. and Standard IX of NJ modified QARI/QISMC (Section B.4.14 of the Appendices). Additionally, the contractor’s credentialing procedures shall include verification that providers and subcontractors have not been suspended, debarred, disqualified, terminated or otherwise excluded from Medicaid, Medicare, or any other federal or state health care program. The contractor shall obtain federal and State lists of suspended/debarred providers from the appropriate agencies.

6.	Institutional and Agency Provider Credentialing. The contractor shall have written policies and procedures for the initial quality assessment of institutional and agency providers with which it intends to contract. At a minimum, such procedures shall include confirmation that a provider has been reviewed and approved by a recognized accrediting body and is in good standing with State and federal regulatory bodies. If a provider has not been approved by a recognized accrediting body, the contractor shall develop and implement standards of participation. For home health agency and hospice agency providers, the contractor shall verify that the providers are licensed and meet Medicare certification participation requirements.

7.

Delegation/subcontracting of QAPI activities shall not relieve the contractor of its obligation to perform all QAPI functions. The contractor shall submit a written request and a plan for active oversight of the QAPI

Amended as of July 1, 2004	IV-61

its aggregate, enrolled commercial and Medicare population in the State or region (if these data are collected and __ported to DHSS, a copy of the report should be submitted also to DMAHS) the following clinical indicator measures:

HEDIS Reporting Set Measures	Report Period by Contract Year
Childhood Immunization Status	annually
Adolescent Immunization Status	annually
Well-Child Visits in first 15 months of life	annually
Well-Child Visits in the 3rd, 4th, 5th and 6th year of life	annually
Adolescent Well-Care Visits	annually
Prenatal and Postpartum Care	annually
Breast Cancer Screening	annually
Cervical Cancer Screening	annually
Medical Assistance with Smoking Cessation	annually

Childhood & Adolescent Immunization HEDIS data for NJ FamilyCare enrollees up to the age of 19 years must be reported separately.

Q.	Quality Improvement Projects (QIPs). The contractor shall participate in QIPs defined annually by the State with input from the contractor. The State will, with input from the contractor and possibly other MCEs, define measurable improvement goals and QIP-specific measures which shall serve as the focus for each QIP. The contractor shall be responsible for designing and implementing strategies for achieving each QIP’s objectives. At the beginning of each contract year the contractor shall present a plan for designing and implementing such strategies, which shall receive approval from the State prior to implementation. The contractor shall then submit semiannual progress reports summarizing performance relative to each of the objectives of each contract year.

The QIPs shall be completed annually and shall include the areas identified below. The external review organization (ERO) under contract with DHS shall prepare a final report for year one that will contain data, using State-approved sampling and measurement methodologies, for each of the measures below. Changes in required QIPs shall be defined by the DHS and incorporated into the contract by amendment.

For each measure the DHS will identify a baseline and a compliance standard. Baseline data, target standards, and compliance standards shall be established or updated by the State.

If DHS determines that the contractor is not in compliance with the requirements of the annual QIP objectives, either based on the contractor’s progress report or

Amended as of July 1, 2004	IV-64

he ERO’s report, the contractor shall prepare and submit a corrective action plan for DHS approval.

1.	Well-Child Care (EPSDT)

The QIP for Well-Child Care shall focus upon achieving compliance with the EPSDT periodicity schedule (See Article 4.2.6) in the following priority areas:

Clinical Area	Performance Standard	Minimum Compliance Standard	Discretionary Sanction
Age-appropriate
Comprehensive exams
(CMS-specified age groups)
	80%	60%	60 – 70%
< 1 year old	80%	60%	60 – 70%
1 – 2 years old	80%	65%	60 – 70%
3 – 5 years old (at least 1 visit)	80%	60%	60 – 70%
6 – 9 years old (at least 1 visit)	80%	60%	60 – 70%
10 – 14 years old (at least 1 visit)	80%	60%	60 – 70%
15 – 18 years old (at least 1 visit)	80%	60%	60 – 70%
19 – 20 years old (at least 1 visit)
Immunizations
2 year olds (HEDIS combined rate)	80%	60%	60 – 70%
Annual Denial Visit –
3 – 12 yr olds	80%	60%	60 – 70%
13 – 21 yr olds	80%	60%	60 – 70%
Lead screens (under age 3)	80%	60%	60 – 70%

2.	Prenatal Care and Pregnancy Outcome

The QIP for Prenatal Care and Pregnancy Outcome shall focus upon achieving improvements in compliance with prenatal care protocols and in obtaining positive pregnancy outcomes

Clinical Area	Target Standard	Compliance Standard
Initial visit in first trimester or within 6 wks of enrollment	85%	75%
Adequate frequency of prenatal care	85%	75%
Low birth weight babies

Amended as of July 1, 2004	IV-65

A.	The contractor shall provide the DMAHS a full network, monthly, on computer diskette in accordance with the specifications provided in Section A.4:l of the Appendices. The network file shall include an indicator for new additions and deletions and shall include:

1.	Any and all changes in participating primary care providers, including, for example, additions, deletions, or closed panels, must be reported monthly to DMAHS.

2.	Any and all changes in participating physician specialists, health care providers, CNPs/CNSs, ancillary providers, and other subcontractors must be reported to DMAHS on a monthly basis.

B.	DMAHS review of provider network deficiencies will be conducted on a quarterly basis or more frequently as may be required.

C.	The contractor shall provide the HBC with a full network on a monthly basis in accordance with the specifications found in Section A.4.1 of the Appendices. The electronic files shall be sent to DMAHS, and a copy to the DMAHS’ designee for distribution.

4.8.4	PROVIDER DIRECTORY REQUIREMENTS

The contractor shall prepare a provider directory which shall be presented in the following manner. Fifty (50) copies of the provider directory, and any updates, shall be provided to the HBC, and ten (10) copies shall be provided to DMAHS at least every six months or within 30 days of an update.

A.	Primary care providers who will serve enrollees listed by

•	County, by city, by specialty

•	Provider name and degree; specialty board eligibility/certification status; office address(es) (actual street address); telephone number; fax number if available; office hours at each location; indicate if a provider serves enrollees with disabilities and how to receive additional information such as type of disability; hospital affiliations; transportation availability; special appointment instructions if any; languages spoken; disability access; and any other pertinent information that would assist the enrollee in choosing a PCP.

B.	Contracted specialists and ancillary services providers who will serve enrollees

•	Listed by county, by city, by physician specialty, by non-physician specialty, and by adult specialist and by pediatric specialist for those specialties indicated in Section 4.8.8.C.

Amended as of July 1, 2004	IV-98

C.	Subcontractors

•	Provide, at a minimum, a list of all other health care providers by county, by service specialty, and by name. The contractor shall demonstrate its ability to provide all of the services included under this contract.

4.8.5	CREDENTIALING/RECREDENTIALING REQUIREMENTS/ISSUES

The contractor shall develop and enforce credentialing and recredentialing criteria for all provider types which should follow the CMS’ credentialing criteria, as delineated in the NJ modified QARI/QISMC standards found in Article 4.6.1 and Section B.4.14 of the Appendices, and comply with N.J.A.C. 8:38C-1 et seq.

4.8.6	LABORATORY SERVICE PROVIDERS

A.	The contractor shall ensure that all laboratory testing sites providing services under this contract, including those provided by primary care physicians, specialists, other health care practitioners, hospital labs, and independent laboratories have either a Clinical Laboratory Improvement Amendment (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number, and comply with New Jersey DHSS disease reporting requirements. Those laboratory service providers with a certificate of waiver shall provide only those tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests.

1.	The contractor shall provide to DMAHS, on request, copies of certificates that its own laboratory or any other laboratory it conducts business with, has a CLIA certificate for the services it is performing as fulfillment of requirements in 42 C.F.R. § 493.1809.

2.	If the contractor has its own laboratory, the contractor shall submit at the time of initial contracting a written list of all diagnostic tests performed in its own laboratory if applicable and those tests which are referred to other laboratories annually and within fifteen (15) working days of any changes.

3.	The contractor shall inform DMAHS and provide a geographic access analysis in accordance with the specifications found in the Appendix, Section A.4.3 if it contracts with a new laboratory subcontractor 45 days prior to the effective date of the subcontractor’s contract and shall notify DMAHS of a termination of a laboratory subcontractor 90 days prior to the effective date of the subcontractor’s termination. The contractor shall provide a copy of a new subcontractor’s certificate of waiver or certificate of registration within ten (10) days of operation.

Amended as of July 1, 2004	IV-99

3.	Other:

a.	Genetic Testing and Counseling Centers

b.	Hemophilia Treatment Centers

H.	Other Specialty Centers/Providers [Institutional File]

Contractor should establish relationships with the following providers/centers on a consultant or referral basis.

1.	Spina Bifida Centers/providers

2.	Adult Scoliosis

3.	Autism and Attention Deficits

4.	Spinal Cord Injury

5.	Lead Poisoning Treatment Centers

6.	Child Abuse Regional Diagnostic Centers

7.	County Case Management Units

8.	Psychologists (for clients of DDD)

9.	Physical Medicine (for inpatient rehabilitation services)

10.	Maternal & Fetal Medicine

11.	Medical Toxicology

Amended as of July 1, 2004	IV-107

1.	Provider Network Access Standards and Ratios

Specialty	A - Miles per 2		B - Miles per 1		Min. No. Per County Except Where Noted		Capacity Limit Per Provider
	Urban	Non-Urban	Urban	Non-urban
PCP Children GP	6	15	2	10	2		1: 1,500
FP	6	15	2	10	2		1: 1,500
Peds	6	15	2	10	2		1: 1,500
Adults GP	6	15	2	10	2		1: 1,500
FP	6	15	2	10	2		1: 1,500
IM	6	15	2	10	2		1: 1,500
CNP/CNS	6	15	2	10	2		1: 1,000
CNM	12	25	6	15	2		1: 1,500
Dentist, Primary Care	6	15	2	10	2		1: 1,500
Allergy	15	25	10	15	2		1: 75,000
Anesthesiology	15	25	10	15	2		1: 17,250
Cardiology	15	25	10	15	2		1:100,000
Cardiovascular Disease	15	25	10	15	2		1:166,000
Chiropractor	15	25	10	15	1		1: 20,000
Colorectal surgery	15	25	10	15	2		1: 30,000
Dermatology	15	25	10	15	2		1: 75,000
Emergency Medicine	15	25	10	15	2		1: 19,000
Endocrinology	15	25	10	15	2		1:143,000
Endodontia	15	25	10	15	1	(where available)	1: 30,000
Gastroenterology	15	25	10	15	2		1:100,000
General Surgery	15	25	10	15	2		1: 30,000
Geriatric Medicine	15	25	10	15	1		1: 10,000
Hematology	15	25	10	15	2		1:100,000
Infectious Disease	15	25	10	15	2		1:125,000
Neonatology	15	25	10	15	2		1:100,000
Nephrology	15	25	10	15	2		1:125,000
Neurology	15	25	10	15	2		1:100,000
Neurological Surgery	15	25	10	15	2		1:166,000
Obstetrics/Gynecology	15	25	10	15	2		1: 7,100
Oncology	15	25	10	15	2		1:100,000
Ophthalmology	15	25	10	15	2		1: 60,00
Optometrist	15	25	10	15	2		1: 8,000
Oral Surgery	15	25	10	15	2		1: 20,000
Orthodontia	15	25	10	15	1		1: 20,000
Orthopedic Surgery	15	25	10	15	2		1: 28,000
Otolaryngology (ENT)	15	25	10	15	2		1: 53,000
Periodontia	15	25	10	15	1	(where available)	1: 30,000
Physical Medicine	15	25	10	15		(where applicable)	1: 75,000
Plastic Surgery	15	25	10	15	2		1:250,000
Podiatrist	15	25	10	15	2		1: 20,000
Prosthodontia	15	25	10	15	1	(where available)	1: 30,000
Psychiatrist	15	25	10	15	2		1: 30,000
Psychologist	15	25	10	15	—		1: 30,000
Pulmonary Disease	15	25	10	15	2		1:100,000
Radiation Oncology	15	25	10	15	2		1:100,000
Radiology	15	25	10	15	2		1: 25,000
Rheumatology	15	25	10	15	2		1:150,000
Audiology	12	25	6	15	2		1:100,000
Thoracic Surgery	15	25	10	15	2		1:150,000
Urology	15	25	10	15	2		1: 60,000
Fed Qual Health Co					1		1 /county if available
Hospital	20	35	10	15	2		2 per county (where applicable	)
Pharmacies	10	15	5	12			1: 1,000
Laboratory	N/A	N/A	7	12
DME/Med Supplies	12	25	6	15	1		1: 50,000
Hearing Aid	12	25	6	15	1		1: 50,000
Optical Appliance	12	25	6	15	2		1: 50,000

Amended as of July 1, 2004	IV-108

of medicine in the following counties: Cape May, Cumberland. Gloucester, Hunterdon, Salem, Sussex.

b.	Cardiology, pediatric – In-county alternative: adult cardiovascular disease; out of county pediatric referral applies to: Cumberland, Hunterdon, Somerset, Sussex, Warren.

c.	Endocrinology, adult – In-county alternative: none, refer out of county for Cape May, Gloucester, Sussex, Warren.

d.	Endocrinology, pediatric – In-county alternative: adult endocrinologist: out of county referral for pediatric endocrinology applies to: Atlantic, Cape May, Cumberland, Gloucester, Hunterdon, Mercer, Ocean, Salem, Somerset, Sussex, Warren.

e.	Gastroenterology, pediatric – In-county alternative: adult gastroenterologists; out of county referral for pediatric gastroenterology applies to: Atlantic, Burlington, Cape May, Cumberland, Gloucester, Hunterdon, Mercer, Ocean, Salem, Sussex, Warren.

f.	General Surgery, pediatric – In-county alternative: adult general surgery; out of county referral for pediatrics applies to: Burlington, Cape May, Cumberland, Gloucester, Hunterdon, Mercer, Morris, Salem, Somerset, Sussex, Warren.

g.	Geriatrics – In-county alternative: Family Practitioner or Internist; applies to: Cape May, Cumberland, Gloucester, Mercer, Morris, Salem, Somerset, Sussex, Warren.

h.	Hematology/Oncology, pediatric – In-county alternative: none; out of county pediatrics referral applies to: Burlington, Cape May, Cumberland, Gloucester, Salem, Somerset, Warren.

i.	Infectious Disease, pediatric – In-county alternative: Adult infectious disease; out of county pediatric referral applies to: Atlantic, Burlington, Cape May, Cumberland, Gloucester, Hunterdon, Ocean, Salem, Somerset, Sussex, Warren.

j.	Nephrology, adult – In-county alternative: none; refer out of county for Cape May, Sussex, Warren.

k.	Nephrology, pediatric – In-county alternative; adult nephrologist; out of county pediatric referral applies to: Atlantic, Burlington, Cape May, Cumberland, Gloucester, Hunterdon, Mercer, Monmouth, Ocean, Salem, Somerset, Sussex, Warren.

Amended as of July 1, 2004	IV-114

l.	Neonatal/Perinatal medicine – Alternative: none, refer out of county.

m.	Neurology, pediatric – In-county alternative: adult neurology; out of county pediatric referral applies to: Burlington, Cape May, Cumberland, Gloucester, Hunterdon, Sussex, Warren.

n.	Neurological Surgery – In-county alternative: none; out of county referral applies to: Cape May, Cumberland, Gloucester, Hudson, Salem, Warren.

o.	Plastic Surgery – In-county alternative: none; out of county referral applies to: Cape May, Salem, Sussex, Warren.

p.	Pulmonary Disease, pediatric – In-county alternative: Adult pulmonary disease; out of county pediatric referral applies to: Burlington, Cape May, Cumberland, Gloucester, Ocean, Warren.

q.	Radiation Oncology – In-county alternative: none; out of county referral applies to: Cape May, Salem. Sussex, Warren.

r.	Rheumatology, pediatric – In-county alternative: adult rheumatology; out of county pediatric referral applies to: all counties except Bergen and Essex.

s.	Thoracic surgery – In-county alternative: none, refer out of county for Cape May, Hunterdon, Morris, Sussex, Warren.

4.	Hospitals. For the following counties, the contractor may limit its hospital provider network to one (1) hospital, which must be a full service, acute care hospital including at least licensed medical-surgical, pediatric, obstetrical, and critical care services: Cape May, Cumberland, Gloucester, Hunterdon, Salem, Somerset, Sussex, and Warren.

4.8.9	DENTAL PROVIDER NETWORK REQUIREMENTS

A.	The contractor shall establish and maintain a dental provider network, including primary and specialty care dentists, which is adequate to provide the full scope of benefits. The contractor shall include general dentists and pediatric dentists as primary care dentists (PCDs). A system whereby the PCD initiates and coordinates any consultations or referrals for specialty care deemed necessary for the treatment and care of the enrollee is preferred.

B.	The dental provider network shall include sufficient providers able to meet the dental treatment requirements of patients with developmental disabilities. (See Article 4.5.2E for details.)

Amended as of July 1, 2004	IV-115

5.	The contractor shall submit to DMAHS for review and approval prior to implementation any changes required to comply with HIPAA.

G.	The contractor shall submit at least annually or 30 days prior to any changes, lists of names, addresses, ownership/control information of participating providers and subcontractors, and individuals or entities, which shall be incorporated in this contract.

1.	The contractor shall obtain prior DMAHS review and written approval of any proposed plan for merger, reorganization or change in ownership of the contractor and approval by the appropriate State regulatory agencies.

2.	The contractor shall comply with Article 4.9.1 G.I to ensure uninterrupted and undiminished services to enrollees, to evaluate the ability of the modified entity to support the provider network, and to ensure that any such change has no adverse effects on DMAHS[1] managed care program and shall comply with the Departments of Banking and Insurance, and Health and Senior Services statutes and regulations.

H.	The contractor shall demonstrate its ability to provide all of the services included under this contract through the approved network composition and accessibility.

I.	The contractor shall not oblige providers to violate their state licensure regulations.

J.	The contractor shall provide its providers and subcontractors with a schedule of fees and relevant policies and procedures at least 30 days prior to implementation.

K.	The contractor shall arrange for the distribution of informational materials to all its providers and subcontractors providing services to enrollees, outlining the nature, scope, and requirements of this contract.

L.	Subcontractor Delegation. The contractor shall monitor any functions and responsibilities it delegates to any subcontractor. The contractor shall be accountable for any and all functions and responsibilities it delegates to a subcontractor. The contractor shall obtain the prior approval of DMAHS for any such delegation and shall meet the requirements of 42 C.F.R. § 438.

4.9.2	CONTRACT SUBMISSION

The contractor shall submit to DMAHS one complete, fully executed contract for each type of provider, i.e., primary care physician, physician specialist, non-physician practitioner, hospital and other health care providers/services covered under the benefits package, subcontract and the form contract of any subcontractor’s provider contracts. The use of a signature stamp is not permitted and shall not be considered a fully executed contract. Contracts shall be submitted with all attachments, appendices, referenced

Amended as of July 1, 2004	IV-118

documents, and with rate schedules, etc., upon request. A copy of the appropriate completed contract checklist for DHS, DHSS, and DOB shall be attached to each contract form. Regulatory approval and approval by the Department is required for each provider contract form and subcontract prior to use. Submission of all other contracts shall follow the format and procedures described below:

A.	Copies of the complete fully executed contract with every FQHC. Certification of the continued in force contracts previously submitted will be permitted.

B.	Hospital contracts shall list each specific service to be covered including but not limited to:

1.	Inpatient services;

2.	Anesthesia and whether professional services of anesthesiologists and nurse anesthetists are included;

3.	Emergency room services

a.	Triage fee - whether facility and professional fees are included;

b.	Medical screening fee - whether facility and professional fees are included;

c.	Specific treatment rates for:

(1)	Emergent services

(2)	Urgent services

(3)	Non-urgent services

(4)	Other

d.	Other - must specify

4.	Neonatology - facility and professional fees

5.	Radiology

a	Diagnostic

b.	Therapeutic

c.	Facility fee

d.	Professional services

6.	Laboratory - facility and professional services

7.	Outpatient/clinic services must be specific and address

a.	School-based health service programs

b.	Audiology therapy and therapists

8.	AIDS Centers

9.	Any other specialized service or center of excellence

10.	Hospice services if the hospital has an approved hospice agency that is Medicare certified.

11.	Home Health agency services if hospital has an approved home health agency license from the Department of Health and Senior Services that meets licensing and Medicare certification participation requirements.

12.	Any other service.

C.	FQHC contracts:

Amended as of July 1, 2004	IV-119

C.	The contractor shall accept enrollment of Medicaid/NJ FamilyCare eligible persons within the defined enrollment areas in the order in which they apply or are auto-assigned to the contractor (on a random basis with equal distribution among all participating contractors) without restrictions, within contract limits. Enrollment shall be open at all times except when the contract limits have been met. A contractor shall not deny enrollment of a person with an SSI disability or New Jersey Care Disabled category who resides outside of the enrollment area. However, such enrollee with a disability shall be required to utilize the contractor’s established provider network. The contractor shall accept enrollees for enrollment throughout the duration of this contract.

D.	Enrollment timeframe. As of the effective date of enrollment, and until the enrollee is disenrolled from the contractor’s plan, the contractor shall be responsible for the provision and cost of all care and services covered by the benefits package listed in Article 4.1. Enrollees who become eligible to receive services between the 1st through the end of the month shall be eligible for Managed Care services in that month. When an enrollee is shown on the enrollment roster as covered by a contractor’s plan, the contractor shall be responsible for providing services to that person from the first day of coverage shown to the last day of the calendar month of the effective date of disenrollment. DMAHS will pay the contractor a capitation rate during this period of time.

E.	Hospitalizations. For any eligible person who applies for participation in the contractor’s plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date after such person is discharged from the hospital and DMAHS shall be liable for payment for the hospitalization, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. If an enrollee’s disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within forty- eight (48) hours of discharge for the same diagnosis. The contractor shall notify DMAHS within 180 days of initial hospital admission.

F.	Unless otherwise required by statute or regulation, the contractor shall not condition any Medicaid/NJ FamilyCare eligible person’s enrollment upon the performance of any act or suggest in any way that failure to enroll may result in a loss of Medicaid/NJ FamilyCare benefits.

G.	There shall be no retroactive enrollment in Managed Care. Services for those beneficiaries during any retroactive period will remain fee-for-service, except for individuals eligible under NJ FamilyCare Plans B, C, D, and H who are not eligible until enrolled in an MCE. Coverage shall continue indefinitely unless this contract expires or is terminated, or the enrollee is no longer eligible or is deleted from the contractor’s list of eligible enrollees.

Amended as of July 1, 2004	V - 7

R.	Complaints and Grievances/Appeals

1.	Procedures for resolving complaints, as approved by the DMAHS;

2.	A description of the grievance/appeal procedures to be used to resolve disputes between a contractor and an enrollee, including: the name, title. or department, address, and telephone number of the person(s) responsible for assisting enrollees in grievance/appeal resolutions; the time frames and circumstances for expedited and standard grievances; the right to appeal a grievance determination and the procedures for filing such an appeal; the time frames and circumstances for expedited and standard appeals; the right to designate a representative; a notice that all disputes involving clinical decisions will be made by qualified clinical personnel; and that all notices of determination will include information about the basis of the decision and further appeal rights, if any;

3.	The contractor shall notify all enrollees in their primary language of their rights to file grievances and appeal grievance decisions by the contractor;

S.	An explanation that Medicaid/NJ FamilyCare Plan A enrollees, and Plans D and H enrollees with a program status code of 380, have the right to a Medicaid Fair Hearing with DMAHS and the appeal process through the DHSS for Medicaid and NJ FamilyCare enrollees, including instructions on the procedures involved in making such a request;

T.	Title, addresses, phone numbers and a brief description of the contractor’s plan for contractor management/service personnel;

U.	The interpretive, linguistic, and cultural services available through the contractor’s plan;

V.	An explanation of the terms of enrollment in the contractor’s plan, continued enrollment, automatic re-enrollment, disenrollment procedures, time frames for each procedure, default procedures, enrollee’s rights and responsibilities and causes for which an enrollee shall lose entitlement to receive services under this contract, and what should be done if this occurs;

W.	A statement strongly encouraging the enrollee to obtain a baseline physical and dental examination, and to attend scheduled orientation sessions and other educational and outreach activities;

X.	A description of the EPSDT program, and language encouraging enrollees to make regular use of preventive medical and dental services;

Y.	Provision of information to enrollees or, where applicable, an authorized person, to assist them in the selection of a PCP;

Amended as of July 1, 2004	V - 15

The contractor’s system and procedure shall be available to both Medicaid beneficiaries and NJ FamilyCare beneficiaries. All enrollees __ve available the complaint and grievance/appeal process under the contractor’s plan, the Department of Health and Senior Services and, for Medicaid and certain NJ FamilyCare beneficiaries (i.e., Plan A enrollees and beneficiaries with a PSC of 380 under Plan D), the Medicaid Fair Hearing process. Individuals eligible solely through NJ FamilyCare Plans B, C, D, and H (except for Plan D and H individuals with a program status code of 380), do not have the right to a Medicaid Fair Hearing.

B.	Complaints. The contractor shall have procedures for receiving, responding to and documenting resolution of enrollee complaints that are received orally and are of a less serious or formal nature. Complaints that are resolved to the enrollee’s satisfaction within three (3) business days of receipt do not require a formal written response or notification. The contractor shall call back an enrollee within twenty-four hours of the initial contact if the contractor is unavailable for any reason or the matter cannot be readily resolved during the initial contact. Any complaint that is not resolved within three business days shall be treated as a grievance/appeal, in accordance with requirements defined in Article 5.15.3.

C.	HBC Coordination. The contractor shall coordinate its efforts with the health benefits coordinator including referring the enrollee to the HBC for assistance as needed in the management of the complaint/grievance/appeal procedures.

D.	DMAHS Intervention. DMAHS shall have the right to intercede on an enrollee’s behalf at any time during the contractor’s complaint/grievance/appeal process whenever there is an indication from the enrollee, or, where applicable, authorized person, or the HBC that a serious quality of care issue is not being addressed timely or appropriately. Additionally, the enrollee may be accompanied by a representative of the enrollee’s choice to any proceedings and grievances/appeals.

E.	Legal Rights. Nothing in this Article shall be construed as removing any legal rights of enrollees under State or federal law, including the right to file judicial actions to enforce rights.

5.15.2	NOTIFICATION TO ENROLLEES OF GRIEVANCE/APPEAL PROCEDURE

A.

The contractor shall provide all enrollees or, where applicable, an authorized person, upon enrollment in the contractor’s plan, and annually thereafter, pursuant to this contract, with a concise statement of the contractor’s grievance/appeal procedure and the enrollees’ rights to a hearing by the Independent Utilization Review Organization (IURO) per NJAC 8:38-8.7 as well as their right to pursue the Medicaid Fair Hearing process described in N.J.A.C 10:49-10.1 et seq. The information shall be provided through an annual mailing, a member handbook, or any other method approved by DMAHS. The contractor shall prepare the

Amended as of July 1, 2004	V - 36

provider performance. Practice guidelines may be included in a separate document.

9.	The contractor’s policies and procedures

10.	PCP responsibilities

11.	Other provider/subcontractors’ responsibilities

12.	Prior authorization and referral procedures

13.	Description of the mechanism by which a provider can appeal a contractor’s service decision through the DHSS’ Independent Utilization Review Organization process

14.	Protocol for encounter data element reporting/records

15.	Procedures for screening and referrals for the MH/SA services

16.	Medical records standards

17.	Payment policies

18.	Enrollee rights and responsibilities

B.	Bulletins. The contractor shall develop and disseminate bulletins as needed to incorporate any and all changes to the Provider Manual. All bulletins shall be mailed to the State at least three (3) calendar days prior to publication or mailing to the providers or as soon as feasible. The Department shall have the right to issue and/or modify the bulletins at any time. If the DHS determines that there are factual errors or misleading information, the contractor shall be required to issue corrected information in the manner determined by the DHS.

C.	Timeframes. Within twenty (20) calendar days after the contractor places a newly enrolled provider in an active status, the contractor shall furnish the provider with a current Provider Manual, all related bulletins and the contractor’s methodology for supplying encounter data.

D.	The contractor shall provide a current Provider Manual to the Department annually. All updates of the manual shall also be provided to the Department within 30 days of the revision.

E.	The Provider Manual and all policies and procedures shall be reviewed at least annually to ensure that the contractor’s current practices and contract requirements are reflected in the written policies and procedures.

Amended as of July 1, 2004	VI-2

measured by procedure codes specified in Appendix Section B.7.5 using encounter data. If the contractor has not achieved the eighty (80) percent participation rate by the end of the twelve-month period, it shall submit a corrective action plan to DMAHS within thirty (30) days of notification by DMAHS of its actual participation rate. DMAHS shall have the right to conduct a follow-up onsite review and/or impose financial damages for non-compliance.

a.	Mandatory Sanction. Failure of the contractor to achieve the minimum screening rate shall require the following refund of capitation paid:

i.	Achievement of a 50 percent to less than 60 percent EPSDT screening, dental visit and immunization rate (the lowest measured rate of each of the components of EPSDT screening, i.e., periodic exam, immunization rate, and dental screening rate, shall be considered to be the rate for EPSDT participation and the basis for the sanction): refund of $1 per enrollee for all enrollees under age 21 not screened.

ii.	Achievement of a 40 percent to less than 50 percent EPSDT screening, dental visit and immunization rate: refund of $2 per enrollee for all enrollees under age 21 not screened.

iii.	Achievement of a 30 percent to less than 40 percent EPSDT screening, dental visit and immunization rate: refund of $3 per enrollee for all enrollees under age 21 not screened.

iv.	Achievement of less than 30 percent: refund of $4 per enrollee for all enrollees under age 21 not screened.

b.	Discretionary Sanction. The DMAHS shall have the right to impose a financial or administrative sanction if the contractor’s performance screening rate is between sixty (60) - seventy (70) percent. The DMAHS, in its sole discretion, may impose a sanction after review of the contractor’s corrective action plan and ability to demonstrate good faith efforts to improve compliance.

2.	Failure to achieve and maintain the required screening rate shall result in the Local Health Departments being permitted to screen the contractor’s pediatric members. The cost of these screenings shall be paid by the DMAHS-to the LHD, and the screening cost shall be deducted from the contractor’s capitation rate in addition to the damages imposed as a result of failure to achieve EPSDT performance standards.

3.

Mandatory sanctions may be offset when the contractor demonstrates improved compliance. The Division, in its sole discretion, may reduce the sanction amount by $1 for each twelve (12) point improvement over prior reporting period

Amended as of July 1, 2004	VII-29

performance rate. Offsets shall not reduce the financial sanction amount to below $1 per enrollee not screened.

B.	Blood Lead Screening

1.	The contractor shall ensure that it has achieved an eighty (80) percent blood lead screening rate of its enrollees under three years of age during a twelve (12)-month contract period. Blood lead screening is described in Article 4 and shall be measured using encounter data and the DHSS database. If the contractor has not achieved the eighty (80) percent blood lead screening rate by the end of the twelve (12)-month period, it shall submit a corrective action plan to DMAHS within thirty (30) days of notification by DMAHS of its actual blood lead level screening rate. DMAHS shall have the right to conduct a follow-up onsite review and/or impose financial damages for non-compliance.

a.	Mandatory sanction. Failure of the contractor to achieve sixty (60) percent screening rate shall require the following refund of capitation paid:

i	Achievement of a 50 percent to less than 60 percent lead screening rate: refund of $2 per enrollee for all enrollees under age 3 not screened.

ii	Achievement of a 40 percent to less than 50 percent lead screening rate: refund of $3 per enrollee for all enrollees under age 3 not screened.

iii	Achievement of a 30 percent to less than 40 percent lead screening rate: refund of $4 per enrollee for all enrollees under age 3 not screened.

iv	Achievement of less than 30 percent lead screening rate: refund of $5 per enrollee for all enrollees under age 3 not screened.

b.	Discretionary sanction. The DMAHS shall have the right to impose a financial or administrative sanction if the contractor’s performance screening rate is between sixty (60) – seventy (70) percent. The DMAHS, in its sole discretion, may impose a sanction after review of the contractor’s corrective action plan and ability to demonstrate good faith efforts to improve compliance.

C.	The contractor must demonstrate continuous quality improvement in achieving the performance standards for EPSDT and lead screenings as stated in Article 4. The Division shall, in its sole discretion, determine the appropriateness of contractor proposed corrective action and the imposition of any other Financial or administrative sanctions in addition to those set out above.

Amended as of July 1, 2004	VII-30

7.20	CONTRACTOR CERTIFICATIONS

7.20.1	GENERAL PROVISIONS

A.	With respect to any report, invoice, record, papers, documents, books of account, or other contract-required data submitted to the Department in support of an invoice or documents submitted to meet contract requirements, including, but not limited to, proofs of insurance and bonding, Lobbying Certifications and Disclosures, Conflict of Interest Disclosure Statements and/or Conflict of Interest Avoidance Plans, pursuant to the requirements of this contract, the Contractor’s Representative or his/her designee shall certify that the report, invoice, record, papers, documents, books of account or other contract required data is current, accurate, complete and in full compliance with legal and contractual requirements to the best of that individual’s knowledge and belief.

B.	The contractor shall attest, based on best knowledge, information, and belief, as to the accuracy, completeness and truthfulness of enrollment information, encounter data, provider networks, marketing materials, provider and beneficiary notifications and educational materials and any other information/documents specified in this contract.

7.20.2	CERTIFICATION SUBMISSIONS

A.	Where in this contract there is a requirement that the contractor “certify” or submit a “certification,” such certification shall be in the form of an affidavit or declaration under penalty of perjury dated and signed by the Contractor’s Representative or his/her designee.

B.	The data must be certified by one of the following:

1.	Chief Executive Officer (CEO)

2.	Chief Financial Office (CFO)

3.	An individual who has delegated authority to sign for, and who reports directly to the contractor’s CEO or CFO.

C.	The contractor shall submit the certification concurrently with the certified data. (See Appendix, Section A.7.1 for certification forms.)

7.20.3	ENVIRONMENTAL COMPLIANCE

The contractor shall comply with all applicable environmental laws, rules, directives, standards, orders, or requirements, including but not limited to, Section 306 of the Clean Air Act (42 U.S.C § 1857(h)), Section 508 of the Clean Water Act (33 U.S.C. § 1368), Executive Order 11738, and the Environmental Protection Agency (EPA) regulations (40 C.F.R., Part 15) that prohibit the use of the facilities included on the EPA List of Violating Facilities.

Amended as of July 1, 2004	VII-34

shall include., but not be limited to, utilization information on enrollee encounters with PCPs, children who have not received an EPSDT examination or a blood lead screening, specialty claims, prescriptions, inpatient stays, and emergency room use.

E.	The contractor shall collect and analyze data to implement effective quality assurance, utilization review, and peer review programs in which physicians and other health care practitioners participate. The contractor shall review and assess data using statistically valid sampling techniques including, but not limited to, the following:

Primary care practitioner audits: specialty audits; inpatient mortality audits; quality of care and provider performance assessments; quality assurance referrals; credentialing and recredentialing; verification of encounter reporting rates; quality assurance committee and subcommittee meeting agendas and minutes; enrollee complaints, grievances, and follow-up actions; providers identified for trending and sanctioning, including providers with low blood lead screening rates; special quality assurance studies or projects; prospective, concurrent, and retrospective utilization reviews of inpatient hospital stays; and denials of off-formulary drug requests.

F.	The contractor shall prepare and submit to DMAHS quarterly reports to be reported by hard copy and diskette in a format and software application system determined by DMAHS, containing summary information on the contractor’s operations for each quarter of the program (See Section A.7 of the Appendices, Tables 1 through 21. Exception – Tables 3A and 3B shall be submitted monthly by the fifteenth (15[t]h) of every month.). These reports shall be received by DMAHS no later than forty-five (45) calendar days after the end of the quarter. After a grace period of five (5) calendar days, for each calendar day after a due date that DMAHS has not yet received at a prescribed location a report that fulfills the requirements of any one item, assessment for damages equal to one half month’s negotiated blended capitation rate that would normally be owed by DMAHS to the contractor for one recipient shall be applied. The damages shall be applied as an offset to subsequent payments to the contractor.

The contractor shall be responsible for continued reporting beyond the term of the contract because of lag time in submitting source documents by providers.

G.	The contractor may submit encounter reports daily but must submit encounter reports at least quarterly. However, encounter reports will be processed by DMAHS’ fiscal agent no more frequently than monthly. All encounters shall be reported to DMAHS within seventy-five (75) days of the end of the quarter in which they are received by the contractor and within one year plus seventy-five (75) days from the date of service.

Amended as of July 1, 2004	VII-38

H.	The contractor shall annually and at the time changes are made report its staffing positions including the names of supervisory personnel (Director level and above and the QM/UR personnel), organizational chart, and any position vacancies in these major areas.

I.	DMAHS shall have the right to create additional reporting requirements at any time as required by applicable federal or State laws and regulations, as they exist or may hereafter be amended and incorporated into this contract.

J.	Reports that shall be submitted on an annual or semi-annual basis, as specified in this contract, shall be due within sixty (60) days of the close of the reporting period, unless specified otherwise.

K.	MCSA Paid Claims Reconciliation. On a quarterly basis, the contractor shall provide paid claims data, via an encounter data file or separate paid claims file, that meet the HIPAA format requirements for audit and reconciliation purposes. The contractor shall provide documentation that demonstrates a 100% reconciliation of the amounts paid to the amounts billed to the DMAHS. The paid claims data shall include at a minimum, claim type, provider type, category of service, diagnosis code (5 digits), procedure/revenue code, Internal Control Number or Patient Account Number under HIPAA, provider ID, dates of services, that will allow the DMAHS to price claims in comparison to Medicaid fee schedules for evaluation purposes.

L.	Encounter Data Submissions. The contractor shall cooperate with the DMAHS in its review of the status of encounter data submissions to determine needed improvements for accuracy and completeness of encounter data submissions. With the contract period beginning July 2005, the contractor will be subject to additional sanctions if not in full compliance with encounter data submission standards.

7.27	FINANCIAL STATEMENTS

7.27.1	AUDITED FINANCIAL STATEMENTS (SAP BASIS)

A.	Annual Audit. The contractor shall submit its audited annual financial statements prepared in accordance with Statutory Accounting Principles (SAP) certified by an independent public accountant no later than June 1 of each year, for the immediately preceding calendar year as well as for any company that is a financial guarantor for the contractor in accordance with N.J.S.A. 8:38-11.6.

B.	Audit of Rate Cell Grouping Costs

The contractor shall submit, quarterly, reports found in Appendix, Section A in accordance with the “HMO Financial Guide for Reporting Medicaid/NJ Family Care Rate Cell Grouping Costs” (Appendix, Section B7.3). These reports shall be

Amended as of July 1, 2004	VII-39

8.5.3	NEWBORN INFANTS

The contractor shall be reimbursed for newborns from the date of birth through the first 60 days after the birth through the period ending at the end of the month in which the 60th day falls by a supplemental payment as part of the supplemental maternity payment. Thereafter, capitation payments will be made prospectively, i.e., only when the baby’s name and ID number are accreted to the Medicaid eligibility file and formally enrolled in the contractor’s plan.

8.5.4	SUPPLEMENTAL PAYMENT PER PREGNANCY OUTCOME

Because costs for pregnancy outcomes were not included in the capitation rates, the contractor shall be paid supplemental payments for pregnancy outcomes for all eligibility categories.

Payment for pregnancy outcome shall be a single, predetermined lump sum payment. This amount shall supplement the existing capitation rate paid. The Department will make a supplemental payment to contractors following pregnancy outcome. For purposes of this Article, pregnancy outcome shall mean each live birth, still birth or miscarriage occurring at the thirteenth (13th) or greater week of gestation. This supplemental payment shall reimburse the contractor for its inpatient hospital, antepartum, and postpartum costs incurred in connection with delivery. Costs for care of the baby for the first 60 days after the birth plus through the end of the month in which the 60th day falls are included (See Section 8.5.3). Regional payment shall be made by the State to the contractor based on submission of a financial summary report of hospital and/or birthing center claims paid for final pregnancy outcomes. No other services, inpatient hospital or otherwise, rendered prior to final pregnancy outcome shall qualify or be payable for a maternity supplement.

The report shall be accompanied by a signed certification form and an electronic file to include:

1.	Paid inpatient hospital/birthing center claims;

2.	Name of mother;

3.	Mother’s Medicaid identification number;

4.	Newborn’s name, if known;

5.	Diagnosis and five-digit ICD-9 codes, including V-codes, specified by DMAHS; and

6.	Place of service.

The contractor shall continue to submit encounter data that will document each paid claim reported on the financial summary report. The DMAHS will conduct a reconciliation of these paid claims utilizing encounter data.

Amended as of July 1, 2004	VIII-8

8.5.5	PAYMENT FOR CERTAIN BLOOD CLOTTING FACTORS

K.	Hospitalizations. For any eligible person who applies for participation in the contractor’s plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date after such person is discharged from the hospital and DMAHS shall be liable for payment for the hospitalization, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. If an enrollee’s disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. The contractor must notify DMAHS of these occurrences to facilitate payment to appropriate providers.

L.	Continuation of Benefits. The contractor shall continue benefits for all enrollees for the duration of the contract period for which capitation payments have been made, including enrollees in an inpatient facility until discharge. The contractor shall notify DMAHS of these occurrences.

M.	Drug Carve-Out Report. The DMAHS will provide the contractor with a monthly electronic file of paid drug claims data for non-dually eligible, ABD enrollees.

N.	MCSA Administrative Fee. The Contractor shall receive a monthly administrative fee, PMPM, for its MCSA enrollees, by the fifteenth (15th) day of any month during which health care services will be available to an enrollee.

O.	Reimbursement for MCSA Enrollee Paid Claims. The DMAHS shall reimburse the contractor for all claims paid on behalf of MCSA enrollees. The contractor shall submit to DMAHS a financial summary report of claims paid on behalf of MCSA enrollees on a weekly basis. The report shall be summarized by category of service corresponding to the MCSA benefits and payment dates, accompanied by an electronic file of all individual claim numbers for which the State is being billed.

P.	MCSA Claims Payment Audits. The contractor shall monitor and audit claims payments to providers to identify payment errors, including duplicate payments, overpayments, underpayments, and excessive payments. For such payment errors (excluding underpayments), the contractor shall refund DMAHS the overpaid amounts. The contractor shall report the dollar amount of claims with payment errors on a monthly basis, which is subject to verification by the State. The contractor is responsible for collecting funds due to the State from providers, either through cash payments or through offsets to payments due the providers.

8.9	CONTRACTOR ADVANCED PAYMENTS AND PIPS TO PROVIDERS

A.

The contractor shall make advance payments to its providers, capitation, FFS, or other financial reimbursement arrangement, based on a provider’s historical billing or utilization of services if the contractor’s claims processing systems

Amended as of July 1, 2004	VIII-19

against the next PIP made to the hospital. An example of how this methodology shall work is as follows:

EXAMPLE:

	PIP Payment		Claims Adjudicated	Reconciliation Adjustment		Net Payment	Balance
Aug 1	300,000	(A)
Aug 1	300,000	(B)					600,000
Aug 1-31			180,000				420,000
Sept 1	300,000	(C)		(120,000	) (A)	180,000	600,000
Sept 1-30			270,000				330,000
Oct 1	300,000	(D)		(30,000	) (B)	270,000	600,000
Oct l -31			320,000				280,000
Nov 1	300,000	(E)		20,000	(C)	320,000	600,000

8.10	FEDERALLY QUALIFIED HEALTH CENTERS

A.	Standards for Contractor FQHC Rates. The contractor shall not reimburse FQHCs less than the level and amount of payment that the contractor would make for a similar set of services if the services were furnished by a non-FQHC. The contractor may pay the FQHCs on a fee-for-service or capitated basis. The contractor shall make payments for primary care equal to, or greater than, the average amounts paid to other primary care providers. Non-primary care services may be included if mutually agreeable between the contractor and FQHC. For non-primary care services, payments shall be equal to, or greater than, the average amounts paid to other non-primary care providers for equivalent services.

B.	DMAHS Reimbursement to FQHCs. Under Title XIX, an FQHC shall be paid under a Prospective Payment System (PPS) by DMAHS. At the end of each calendar quarter, the contractor and the FQHC will complete certain reporting requirements specified that will enable DMAHS to determine PPS reimbursement and compare that to what was actually paid by the contractor to the FQHC. DMAHS will reimburse the FQHC the difference between the PPS rate per encounter and the payments to the FQHC made by the contractor if the payments by the contractor to the FQHC are less than the PPS rate. In the event of an overpayment, the FQHC shall reimburse DMAHS for payments received from the contractor that are in excess of the PPS rate. FQHC providers must meet the contractor’s credentialing and program requirements.

C.	Contractor Participation in Reconciliation Process. The contractor shall participate in the reconciliation processes if there is a dispute between what the

Amended as of July 1, 2004	VIII-21

TABLE OF CONTENTS – APPENDICES

SECTION A REPORTS

A.1.0	Definitions

(no reports)

A.2.0	Conditions Precedent

(no reports)

A.3.0	Managed Care Management Information System

A.3.1	Monthly HMO Reconciliation File

A.4.0	Provision of Health Care Services

A.4.1	Provider Network File
A.4.2	Organ Transplant Procedure
A.4.3	Network Accessibility Analysis
A.4.4	Certification of Contractor Provider Network

A.5.0	Enrollee Services

A.5.1	Enrollee P-Factor

A.6.0	Provider Information

(no reports)

A.7.0	Terms and Conditions

A.7.1	Certifications
A.7.1.A	Certification of Enrollment Information Relating to Payment Under the Medicaid/NJ FamilyCare Programs
A.7.1.B	Certification of Encounter Information Relating to Payment Under the Medicaid/NJ FamilyCare Programs
A.7.1.C	Certification of any Information Required by the State and Contained in Contracts, Proposals, and Related Documents Relating to Payments Under the Medicaid/NJ FamilyCare Programs
A.7.1.D	Certification Regarding Lobbying

Amended as of July 1, 2004

A.7.2	Fraud and Abuse
A.7.3	Table 1 – Medicaid Enrollment by PCP
A.7.4	Table 2 – Disenrollment From Plan
A.7.5	Table 3 – Grievance Summary
A.7.6	Table 4 – Claims Lag Report
A.7.7	Table 5 – Hospital-specific Data
A.7.8	Table 6 – Statement of Revenues and Expenses
A.7.9	Table 7 – Stop-Loss Summary
A.7.10	Table 8 – Medicaid Claims Analysis
A.7.11	Table 9 – Health Care Data Elements
A.7.12	Table 10 – Third Party Liability Collections
A.7.13	Table 11 – Provider Additions and Deletions
A.7.14	Table 12 – Referrals Made to the WIC Program
A.7.15	Table 13 – Access to HIV Testing/Treatment for Pregnant Women
A.7.16	Table 14 – EPSDT Services
A.7.17	Table 15 – Pharmacy Lock-In Participants
A.7.18	Table 16 – Ratio of Prior Authorizations Denied to Requested
A.7.19	Table 17 – RESERVED
A.7.20	Table 18 – Federally Qualified Health Center Payments/Encounters
A.7.21	Table 19 – Income Statement by Rate Cell Grouping
A.7.22	Table 20 – Lag Reports
A.7.23	Table 21 – Maternity Outcome Counts
A.7.24	Table 22 – Plan H Invoice Form

A.8.0	Financial Provisions

A.8.1	Other Coverage Information
A.8.2	Tort/Accident Referral Form

SECTION B REFERENCE MATERIALS

B.1.0	Definitions

(no reference documents)

B.2.0	Conditions Precedent

B.2.1	RESERVED
B.2.2	RESERVED
B.2.3	Readiness Review

B.3.0	Managed Care Management Information System

B.3.1	Monthly Roster Extract File

Amended as of July 1, 2004

B.3.2	Managed Care Register File
B.3.3	RESERVED

B.4.0	Provision of Health Care Services

B.4.1	Benefit Packages
B.4.2	HealthStart Guidelines
B.4.3	RESERVED
B.4.4	RESERVED
B.4.5	Head Start Programs
B.4.6	School-Based Youth Services Programs
B.4.7	Local Health Departments
B.4.8	WIC Referral Forms
B.4.9	Mental Health/Substance Abuse Screening Tools
B.4.10	Centers of Excellence
B.4.11	County Case Management Units/Special Child Health Services
B.4.12	Care Management Flowchart
B.4.13	Ryan White CARE Act Grantees
B.4.14	New Jersey Modified QARI/QISMC Standards
B.4.15	Hysterectomy and Sterilization Procedures and Consent Forms
B.4.16	Child Abuse Regional Diagnostic Centers
B.4.17	DUR Standards

B.5.0	Enrollee Services

B.5.1	Notification of Newborns
B.5.2	Cost-Sharing Requirements for NJ FamilyCare Plans C, D, & H

B.6.0	Provider Information

(No reference materials)

B.7.0	Terms and Conditions

B.7.1	Physician Incentive Plan Provisions
B.7.2	Provider Contract/Subcontract Provisions
B.7.3	Financial Guide for Reporting Medicaid/NJ FamilyCare Rate Cell Grouping Costs
B.7.4	Agreed Upon Procedures – For Rate Cell Cost Reports
B.7.5	EPSDT Related Procedure Codes

SECTION C CAPITATION RATES

SECTION D CONTRACTOR’S DOCUMENTATION

D.1	Contractor’s QAPI/Utilization Management Plans
D.2	Contractor’s Grievance Process

Amended as of July 1, 2004

D.3	Contractor’s Provider Network
D.4	Contractor’s List of Subcontractors
D.5	Contractor’s Supplemental Benefits
D.6	Contractor’s Representative

SECTION	E MANAGED CARE SERVICE ADMINISTRATOR (MCSA) ADMINISTRATIVE FEES

Amended as of July 1, 2004

ATTACHMENT E

Hospital Code List

Hospital Name	County Location	Codes
Ancora Psychiatric Hospital	Atlantic	P0101

Atlantic City Medical Center-City Division	Atlantic	H0102

Atlantic City Medical Center-Mainland Division	Atlantic	H0103

Bacharach Institute for Rehabilitation	Atlantic	R0104

Shore Memorial Hospital	Atlantic	H0105

William B. Kessler Memorial Hospital	Atlantic	H0106

Bergen Regional Medical Center	Bergen	H0201

Christian Health Care Center	Bergen	P0202

Englewood Hospital and Medical Center	Bergen	H0203

Hackensack University Medical Center	Bergen	H0204

Holy Name Hospital	Bergen	H0205

Kessler Institution for Rehabilitation-Kessler North	Bergen	R0206

Pascack Valley Hospital	Bergen	H0207

The Valley Hospital	Bergen	H0208

Lourdes Medical Center of Burlington County	Burlington	H0301

Deborah Heart and Lung Center	Burlington	S0302

Hampton Behavioral Health Center	Burlington	P0303

Marlton Rehabilitation Hospital	Burlington	R0304

Virtua-Memorial Hospital Burlington County	Burlington	H0305

Virtua-West Jersey Hospital-Marlton	Burlington	H0306

Weisman Children’s Rehabilitation Hospital	Burlington	R0307

The Cooper Health System	Camden	H0401

Kennedy Memorial Hospital-UMC Cherry Hill	Camden	H0402

Kennedy Memorial Hospital-UMC Stratford	Camden	H0403

Our Lady of Lourdes Medical Center	Camden	H0404

Virtua West .Jersey Hospital-Berlin	Camden	H0405

Amended as of July 1, 2004

Hospital Name	County Location	Codes
Virtua West Jersey Hospital-Voorhees	Camden	H0406

Burdette Tomlin Memorial Hospital	Cape May	H0501

South Jersey Healthcare-Bridgeton Hospital	Cumberland	H0601

South Jersey Healthcare-Vineland Hospital	Cumberland	H0602

Clara Maass Medical Center	Essex	H0701

Columbus Hospital	Essex	H0702

East Orange General Hospital	Essex	H0703

Hospital Center at Orange	Essex	H0704

Irvington General Hospital	Essex	H0705

Kessler Institution for Rehabilitation-Kessler East	Essex	R0706

Kessler Institution for Rehabilitation-Kessler West	Essex	R0707

Newark Beth Israel Medical Center	Essex	H0708

St. Barnabas Medical Center	Essex	H0709

St. James Hospital	Essex	H0710

St. Michael’s Medical Center	Essex	H0711

The Mountainside Hospital	Essex	H0712

UMDNJ-University Hospital	Essex	H0713

VA New Jersey Health Care System-East Orange	Essex	V0714

Essex County Hospital Center	Essex	P0715

Kennedy Memorial Hospitals-UMC Washington Township	Gloucester	H0801

Underwood Memorial Hospital	Gloucester	H0802

Bayonne Medical Center	Hudson	H0901

Christ Hospital	Hudson	H0902

Hudson County Meadowview Hospital	Hudson	P0903

Liberty Health Care System-Greenville Hospital Campus	Hudson	H0904

Liberty Health Care System-Jersey City Medical Center Campus	Hudson	H0905

Liberty Health Care System-Meadowlands Hospital Campus	Hudson	H0906

Palisades Medical Center-New York Presbyterian Health Care System	Hudson	H0907

Amended as of July 1, 2004

Hospital Name	County Location	Codes
St. Mary’s Hospital	Hudson	H0908

Hunterdon Medical Center	Hunterdon	H1001

Senator Garrett W. Hagedorn Gero-Psychiatric Hospital	Hunterdon	P1002

Capital Health System-Fuld Campus	Mercer	H1101

Capital Health System-Mercer Campus	Mercer	H1102

University Medical Center at Princeton	Mercer	H1103

Robert Wood Johnson University’ Hospital at Hamilton	Mercer	H1104

St. Francis Medical Center	Mercer	H1105

St. Lawrence Rehabilitation Center	Mercer	R1106

Trenton Psychiatric Hospital	Mercer	P1107

JFK Medical Center	Middlesex	H1201

Raritan Bay Medical Center-Old Bridge	Middlesex	H1202

Raritan Bay Medical Center-Perth Amboy	Middlesex	H1203

Robert Wood Johnson University Hospital-New Brunswick	Middlesex	H1204

St. Peter’s University Hospital	Middlesex	H1205

JFK Johnson Rehabilitation Institute	Middlesex	R1206

University Behavioral HealthCare	Middlesex	P1207

Bayshore Community Hospital	Monmouth	H1301

CentraState Healthcare System	Monmouth	H1302

Jersey Shore University Medical Center	Monmouth	H1303

Monmouth Medical Center	Monmouth	H1304

Riverview Medical Center	Monmouth	H1305

HEALTHSOUTH Rehabilitation Hospital at Tinton Falls	Monmouth	R1306

Chilton Memorial Hospital	Morris	H1401

Morristown Memorial Hospital	Morris	H1402

St. Clare’s Health Services-Denville	Morris	H1403

Greystone Park Psychiatric Hospital	Morris	P1404

Kessler Institute for Rehabilitation Corporation-Kessler Welkind	Morris	R1405

Amended as of July 1, 2004

Hospital Name	County Location	Codes
St. Clare’s Hospital-Boonton Township	Morris	P1406

Community Medical Center	Ocean	H1501

Kimball Medical Center	Ocean	H1502

Meridian Health Health-Ocean Medical Center	Ocean	H1503

Southern Ocean County Hospital	Ocean	H1504

HEALTHSOUTH Rehabilitation Hospital of Toms River	Ocean	R1505

St. Barnabas Behavioral Health Network	Ocean	P1506

Barncrt Hospital	Passaic	H1601

Passaic Beth Israel Regional Medical Center	Passaic	H1602

St Joseph’s Hospital and Medical Center-Paterson	Passaic	H1603

St. Joseph’s Wayne Hospital	Passaic	H1604

St. Man’s Hospital-Passaic	Passaic	H1605

South Jersey Healthcare-Elmer Hospital	Salem	H1701

The Memorial Hospital of Salem County	Salem	H1702

Carrier Clinic	Somerset	P1801

The Matheny School and Hospital	Somerset	S1802

Somerset Medical Center	Somerset	H1803

VA New Jersey Health Care System-Lyons	Somerset	VI804

Newton Memorial Hospital	Sussex	H1901

St. Clare’s Hospital/Sussex	Sussex	H1902

Muhlenburg Regional Medical Center	Union	H2001

Overlook Hospital	Union	H2002

Robert Wood Johnson University Hospital at Railway	Union	H2003

Trinitas Hospital-Williamson Street Campus	Union	H2004

Union Hospital	Union	H2005

Children’s Specialized Hospital	Union	K2006

Runnells Specialized Hospital	Union	S2007

Summit Hospital	Union	P2008

Amended as of July 1, 2004

Hospital Name	County Location	Codes
Hackettstown Community Hospital	Warren	H2101

Warren Hospital	Warren	H2102

Amended as of July 1, 2004

A.4.2	Organ Transplant Procedure

Amended as of July 1, 2004

DEPARTMENT OF HUMAN SERVICES

DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

ORGAN TRANSPLANTATION BILLING POLICY AND PROCEDURE

Policy

1.	Responsibility for Medicaid/NJ FamilyCare HMO beneficiaries’ inpatient hospital costs (donor and recipient) resides with the HMO, with one exception, below.

2.	Exception: Fee-for-Service (FFS) Medicaid will pay for transplant-related donor and recipient inpatient hospital costs for an individual “placed on a transplant list” (solid organs), or having a physician’s written affirmative decision for transplant (non-solid organs, and other specific circumstances where no transplant list exists), while in the Medicaid FFS program prior to initial enrollment in the contractor’s plan.

3.	For individuals already enrolled in an HMO who transfer to another HMO, Medicaid FFS will not pay for the transplant-related costs referenced in number 1, above, regardless of timing of placement on list, or timing of a written affirmative decision for transplant. The HMOs involved themselves must settle such cases.

4.	For individuals enrolled in an HMO who briefly (i.e., less than 60 days) return to FFS Medicaid, for any reason, and subsequently return to the HMO, FFS Medicaid will not pay for any transplant-related costs referenced in number 1, above. The costs remain the responsibility of the HMO.

Definitions

Non-solid Organs – includes blood, bone marrow, peripheral stem cells, and umbilical cord cells.

Organ Procurement and Transplanting Network (OPTN) – a national organ transplantation network administered by the United Network for Organ Sharing (UNOS) consisting of the national patient organ transplantation waiting list and an organ placement center.

Solid Organs – vascularizcd organs, including: liver, kidney, pancreas, heart, lung, and intestine.

United Network for Organ Sharing (UNOS) – a private nonprofit organization under contract with the US Department of Health and Human Services to administer the Organ Procurement and Transplanting Network (OPTN). UNOS is responsible for the national patient organ transplantation waiting list and the computerized organ allocation system.

Amended as of July 1, 2004

Procedures for Billing

1.	The HMO will submit a completed DMAHS Transplantation Billing Request (FD- 403 – attached) to the DMAHS Office of Utilization Management (OUM). For transplant of solid organs, The HMO’s submittal must include proof of the date of UNOS entry. This may include a copy of the list with a dated entry, or a copy of a confirmation from the transplant facility indicating that an enrollee has been added to the list. (Patients should receive confirmation of their placement on the national waiting list from their transplant hospital. UNOS does not send written confirmation of status to patients.)

For circumstances where there does not exist a centralized list or equivalent (i.e., non-solid organs, related donor, etc.), the verification process will vary depending on the specific circumstances of the transplant. However, for each transplant, there should exist a physician’s written affirmative decision for transplant. The HMO shall be responsible for providing documentation to support the date of transplant decision with the fully completed FD-403 request form.

2.	The DMAHS OUM will be responsible for review and approval of the FD-403, and notification to the HMO of the disposition of the request.

Amended as of July 1, 2004

[GRAPHIC]

DEPARTMENT OF HUMAN SERVICES

DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

TRANSPLANTATION BILLING REQUEST

HMO REQUESTING APROVAL:

HMO CARE MANAGER:

TELEPHONE:

E-MAIL ADDRESS:

BENEFICIARY NAME:

BENEFICIARY MEDICAID l.D. NUMBER:

BENEFICIARY ADDRESS:

BENEFICIARY DOB:

TYPE OF TRANSPLANT:

TRANSPLANT PROGRAM/FACILITY NAME:

PCP NAME:

PCP ADDRESS:

PCP TELEPHONE:

DATE OF UNOS ENTRY (SOLID ORGAN):
(ATTACH PROOF OF ENTRY)

DATE OF AFFIRMATIVE DECISION:
(NON-SOLID)

OTHER INSURANCE:

POLICY l.D. NUMBER:

POLICY GROUP NUMBER:

FD-403	REV: 07/03

A.4.4	Certification of Contractor Provider Network

Amended as of July 1, 2004

CERTIFICATION OF PROVIDER NETWORK REPORT

I, _____________________________, hereby certify both personally and on behalf

    (Name & Title of HMO Officer)

of ________________ that all of the health care providers whose names appear

        (Name of HMO)

on the attached and/or transmitted Provider Network Report, dated ____________,

                                                                                                                    (Date)

have signed valid, written contracts with ________________, which are currently in effect

                                                                     (Name of HMO)

and are similar in all material respects to the sample provider agreements submitted on

_____________ to, and approved by, the Division of Medical

        (Date)

Assistance and Health Services, by _________________. I further certify that all of the

                                                             (Name of HMO)

providers listed have expressly agreed to serve, and are currently serving. New Jersey

Medicaid and NJ FamilyCare beneficiaries who enroll in _________________.

                                                                                                  (Name of HMO)

I certify that the foregoing statements made by me are true, and attest that based on best knowledge, information, and belief as of the date indicated below, all information submitted to DMAHS is accurate, complete, and truthful, and certify that no material fact has been omitted from this form. I am aware that if any of the foregoing statements made by me are willfully false, _________________, may be subject to the imposition of

                                         (Name of HMO)

sanctions and/or liquidated damages. I understand that I must abide by all applicable

Federal and State laws for any false claims, statements, or documents, or concealment of a material fact. I have read and am familiar with the contents of this submission.

Signature:

Print Name:

Title of HMO Officer:

Name of HMO:

Date:

Amended as of July 1, 2004

A.7.1	Certifications

Amended as of July 1, 2004

A.7.1. A	CERTIFICATION OF ENROLLMENT INFORMATION RELATING TO PAYMENT UNDER THE MEDICAID/NJ FAMILYCARE PROGRAM

Amended as of July 1, 2004

(Sample Certification Form)

This certification includes the State of New Jersey’s proposed language for data submission certification for the New Jersey Medicaid/NJ FamilyCare program.

CERTIFICATION OF ENROLLMENT INFORMATION RELATING TO PAYMENT UNDER THE MEDICAID/NJ FAMILYCARE PROGRAM

CERTIFICATION

Pursuant to the contract(s) between the Department of Human Services and the (name of managed care organization (MCO), provider certifies that: the business entity named on this form is a qualified provider enrolled with and authorized to participate in the New Jersey Medical Assistance Program as an MCO designated as Plan number (insert Plan identification number(s) here.) (Name of MCO) acknowledges that if payment is based on enrollment data, Federal regulations at 42 CFR 438.600 (et. al.) require that the data submitted must be certified by a Chief Financial Officer, Chief Executive Officer, or a person who reports directly to and who is authorized to sign for the Chief Financial Officer or Chief Executive Officer.

(Name of MCO) hereby requests payment from the New Jersey Medical Assistance Program under contracts based on enrollment data submitted and in so doing makes the following certification to the Department of Human Services (DHS) as required by the Federal regulations at 42 CFR 438.600 (et.al.).

(Name of MCO) has reported to DHS for the month of (indicate month and year) all new enrollments, disenrollments, and any changes in enrollees’ status. (Name of MCO) has reviewed the monthly membership report for the month of (indicate month and year) and I, (enter Name of Chief Financial Officer, Chief Executive Officer or Name of Person Who Reports Directly To And Who Is Authorized To Sign For Chief Financial Officer, Chief Executive Officer) attest that based on best knowledge, information, and belief as of the date indicated below, all information submitted to DHS in this report is accurate, complete, and truthful, and I hereby certify that NO MATERIAL FACT HAS BEEN OMITTED FROM THIS FORM.

I, (enter Name of Chief Financial Officer. Chief Executive Officer or Name of Person Who Reports Directly To And Who Is Authorized To Sign For Chief Financial Officer, Chief Executive Officer) ACKNOWLEDGE THAT THE INFORMATION DESCRIBED ABOVE MAY DIRECTLY AFFECT THE CALCULATION OF PAYMENTS TO (Name of MCO). 1 UNDERSTAND THAT 1 MUST COMPLY WITH ALL APPLICABLE FEDERAL AND STATE LAWS FOR ANY FALSE CLAIMS, STATEMENTS, OR DOCUMENTS, OR

Amended as of July 1, 2004

CONCEALMENT OF A MATERIAL FACT. I HAVE READ AND AM FAMILIAR WITH THE CONTENTS OF THIS SUBMISSION.

(INDICATE NAME AND TITLE (CFO, CEO, OR DELEGATE) on behalf of

(INDICATE NAME OF BUSINESS ENTITY)

DATE

Amended as of July 1, 2004

A.7.1.B	CERTIFICATION OF ENCOUNTER INFORMATION RELATING TO PAYMENT UNDER THE MEDICAID/NJ FAMILYCARE PROGRAM

Amended as of July 1, 2004

(Sample Certification Form)

This certification includes the State of New Jersey’s proposed language for data submission certification for the New Jersey Medicaid/NJ FamilyCare program.

CERTIFICATION OF ENCOUNTER INFORMATION RELATING TO PAYMENT UNDER THE MEDICAID/NJ FAMILYCARE PROGRAM

CERTIFICATION

Pursuant to the contract(s) between the Department of Human Services and the (name of managed care organization (MCO)), provider certifies that: the business entity named on this form is a qualified provider enrolled with and authorized to participate in the New Jersey Medical Assistance Program as an MCO designated as Plan number (insert Plan identification number(s) here.) (Name of MCO) acknowledges that if payment is based on encounter data, Federal regulations at 42 CFR 438.600 (et. al.) require that the data submitted must be certified by a Chief Financial Officer, Chief Executive Officer, or a person who reports directly to and who is authorized to sign for the Chief Financial Officer or Chief Executive Officer.

(Name of MCO) hereby requests payment from the New Jersey Medical Assistance Program under contracts based on encounter data submitted and in so doing makes the following certification to the Department of Human Services (DHS) as required by the Federal regulations at 42 CFR 438.600 (et.al.).

(Name of MCO) has reported to DHS for the month of (indicate month and year) all new encounters (indicate type of data – inpatient hospital, outpatient hospital, physician, etc.). (Name of MCO) has reviewed the encounter data for the month of (indicate month and year) and I, (enter Name of Chief Financial Officer, Chief Executive Officer or Name of Person Who Reports Directly To And Who Is Authorized To Sign For Chief Financial Officer, Chief Executive Officer) attest that based on best knowledge, information, and belief as of the date indicated below, all information submitted to DHS in this report is accurate, complete, and truthful, and I hereby certify that NO MATERIAL FACT HAS BEEN OMITTED FROM THIS FORM.

I, (enter Name of Chief Financial Officer, Chief Executive Officer or Name of Person Who Reports Directly To And Who Is Authorized To Sign For Chief Financial Officer, Chief Executive Officer) ACKNOWLEDGE THAT THE INFORMATION DESCRIBED ABOVE MAY DIRECTLY AFFECT THE CALCULATION OF PAYMENTS TO (Name of MCO). I UNDERSTAND THAT I MUST COMPLY WITH ALL APPLICABLE FEDERAL AND STATE LAWS FOR ANY FALSE CLAIMS, STATEMENTS, OR DOCUMENTS, OR

Amended as of July 1, 2004

CONCEALMENT OF A MATERIAL FACT. I HAVE READ AND AM FAMILIAR WITH THE CONTENTS OF THIS SUBMISSION.

(INDICATE NAME AND TITLE (CFO, CEO, OR DELEGATE) on behalf of

(INDICATE NAME OF BUSINESS ENTITY)

DATE

Amended as of July 1, 2004

A.7.1.C	CERTIFICATION OF ANY INFORMATION REQUIRED BY THE STATE AND CONTAINED IN CONTRACTS, PROPOSALS, AND RELATED DOCUMENTS RELATING TO PAYMENT UNDER THE MEDICAID/NJ FAMILYCARE PROGRAM

Amended as of July 1, 2004

(Sample Certification Form)

This certification includes the State of New Jersey’s proposed language for data submission certification for the New Jersey Medicaid/NJ FamilyCare program.

CERTIFICATION OF ANY INFORMATION REQUIRED BY THE STATE AND CONTAINED IN CONTRACTS, PROPOSALS, AND RELATED DOCUMENTS RELATING TO PAYMENT UNDER THE MEDICAID/NJ FAMILYCARE PROGRAM

CERTIFICATION

Pursuant to the contract(s) between the Department of Human Services and (name of managed care organization (MCO)). provider certifies that: the business entity named on this form is a qualified provider enrolled with and authorized to participate in the New Jersey Medical Assistance Program as an MCO designated as Plan number (insert Plan identification number(s) here.) (Name of MCO) acknowledges that if payment is based on any information required by the State and contained in contracts, proposals, and related documents, Federal regulations at 42 CFR 438.600 (et. al.) require that the data submitted must be certified by a Chief Financial Officer, Chief Executive Officer, or a person who reports directly to and who is authorized to sign for the Chief Financial Officer or Chief Executive Officer.

(Name of MCO) hereby requests payment from the New Jersey Medical Assistance Program under contracts based on any information required by the State and contained in contracts, proposals, and related documents submitted and in so doing makes the following certification to the Department of Human Services (DHS) as required by the Federal regulations at 42 CFR 438.600 (et.al.).

(Name of MCO) has reported to the DHS for the period of (indicate dates) all information required by the State and contained in contracts, proposals, and related documents submitted. (Name of MCO) has reviewed the information submitted for the period of (indicate dates) and I, (enter Name of Chief Financial Officer, Chief Executive Officer or Name of Person Who Reports Directly To And Who Is Authorized To Sign For Chief Financial Officer, Chief Executive Officer) attest that based on best knowledge, information, and belief as of the date indicated below, all information submitted to DHS is accurate, complete, and truthful, and I hereby certify that NO MATERIAL FACT HAS BEEN OMITTED FROM THIS FORM.

I, (enter Name of Chief Financial Officer, Chief Executive Officer or Name of Person Who Reports Directly To And Who Is Authorized To Sign For Chief Financial Officer, Chief Executive Officer) ACKNOWLEDGE THAT THE INFORMATION DESCRIBED ABOVE MAY DIRECTLY AFFECT THE CALCULATION OF PAYMENTS TO (Name of MCO). I UNDERSTAND THAT I

Amended as of July 1, 2004

MUST COMPLY WITH ALL APPLICABLE FEDERAL AND STATE LAWS FOR ANY FALSE CLAIMS, STATEMENTS, OR DOCUMENTS, OR CONCEALMENT OF A MATERIAL FACT. I HAVE READ AND AM FAMILIAR WITH THE CONTENTS OF THIS SUBMISSION.

(INDICATE NAME AND TITLE (CFO, CEO, OR DELEGATE) on behalf of

(INDICATE NAME OF BUSINESS ENTITY)

DATE

Amended as of July 1, 2004

A.7.1.D	Certification Regarding Lobbying

The contractor must sign and return the form on the following page.

Amended as of July 1, 2004